SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2727 Allen Parkway, Suite 1200 Houston, Texas	77019
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2009, Copano Energy, L.L.C. (“Copano”) reported that John R. Eckel, Jr., its Chairman of the Board and Chief Executive Officer, had taken an indefinite leave of absence for medical reasons and was expected to make a full recovery.  Since that time, Copano has been informed that Mr. Eckel’s condition has worsened and that he is no longer expected to make a full recovery.  As a result, Copano’s Board of Directors has determined that Mr. Eckel will be unable to perform his duties as Copano’s Chief Executive Officer.  As previously reported, the remaining members of Copano’s senior management team have assumed Mr. Eckel’s responsibilities, and Copano’s Board has extended interim principal executive authority to R. Bruce Northcutt, Copano’s President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: November 10, 2009	By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and
Chief Financial Officer